AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 1999
                                                  REGISTRATION NO. 333-_____


                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                ----------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                           UNDER THE SECURITIES ACT OF 1933

                                ----------------------

                             GOLDEN STATE VINTNERS, INC.
                (Exact name of registrant as specified in its charter)


                 Delaware                              77-0412761
     (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)               Identification No.)

                               500 Drake's Landing Road
                             Greenbrae, California  94904
                                    (415) 461-4400
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------------

                                1996 Stock Option Plan
                           1998 Director Stock Option Plan
                    Employee Nonqualified Stock Option Agreements
                              (Full title of the plans)

                                  BRIAN R. THOMPSON
                               Chief Financial Officer
                             Golden State Vintners, Inc.
                               500 Drake's Landing Road
                             Greenbrae, California 94904
                                    (415) 461-4400
               (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

                                ----------------------

                                      COPIES TO:
                              Timothy F. Sylvester, Esq.
                                  Riordan & McKinzie
                             300 South Grand, 29th Floor
                            Los Angeles, California 90071
                                    (213) 629-4824

                           CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
                                                                  PROPOSED                PROPOSED
      TITLE OF EACH CLASS OF               AMOUNT                  MAXIMUM                 MAXIMUM                 AMOUNT OF
         SECURITIES TO BE                  TO BE               OFFERING PRICE             AGGREGATE              REGISTRATION
            REGISTERED                   REGISTERED             PER SHARE(1)          OFFERING PRICE(2)               FEE
-----------------------------------------------------------------------------------------------------------------------------
  Class B Common Stock ($.01 par      2,036,271 shares            $12.9375             $26,344,256.06              $7,323.70
         value per share)
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the high and low sales price on February 10, 1999, respectively, as reported on the Nasdaq Stock Market.

(2) This Registration Statement shall also cover any additional shares of Class B Common Stock which become issuable under the 1996 Stock Option Plan, the 1998 Director Stock Option Plan and the Employee Nonqualified Stock Option Agreements by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Class B Common Stock of Golden State Vintners, Inc.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration
Statement:

     (a) the Company's Annual Report on Form 10-K for the year ended June 30, 1998 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 1998;

     (b) the description of the Company's Class B Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on July 20, 1998; and

     (c) all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document that is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters with respect to the validity of the Class B Common Stock being registered hereby have been passed upon for the Company by Riordan & McKinzie, a Professional Corporation, Los Angeles, California. Certain principals and employees of Riordan & McKinzie own approximately 70,000 shares of the Company's Class B Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "Delaware Law") provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Company's Amended and Restated Certificate of Incorporation provides for indemnification of the Company's directors, officers, employees and other agents to the extent under the circumstances permitted by the Delaware Law.

     The Company has also entered into agreements to indemnify its directors and certain of its officers in addition to the indemnification provided for in the Certificate of Incorporation. These agreements, among other things, indemnify the Company's directors and certain of its officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including but not limited to any action by or in the right of the Company, on account of services by that person as a director or officer of the Company or as a director or officer of any subsidiary of the Company, or as a director or officer of any other company or enterprise that the person provides services to at the request of the Company. The Company has also purchased directors' and officers' liability insurance.

     The Underwriting Agreement dated July 21, 1998 among the Company, certain stockholders of the Company and certain underwriters (the "Underwriters") provides for indemnification by the Underwriters of the Company, its directors and officers, for certain liabilities, including liabilities arising under the Securities Act, and affords certain rights of contribution with respect thereto.

ITEM 7.   EXEMPTIONS FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

     5.1  Opinion of Riordan & McKinzie.

     23.1 Consent of Deloitte & Touche LLP.

     23.2 Consent of Riordan & McKinzie (included in Exhibit 5.1).

     24.1 Power of Attorney with respect to the Company (see page II-4).

_______________

ITEM 9.   UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and to deliver or cause to be delivered to each person to whom a prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Greenbrae, State of California, on February 10, 1999.

                              GOLDEN STATE VINTNERS, INC.



                              By:   /S/ BRIAN R. THOMPSON
                                    ----------------------------
                                        Brian R. Thompson,
                                        Chief Financial Officer


                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below on this registration statement hereby constitutes and appoints Brian R. Thompson, Jeffrey B. O'Neill and Jeffrey J. Brown, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments to this registration statement to which this power of attorney is attached, including any post-effective amendments as well as any related registration statement (or amendment thereto) filed in reliance upon Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as they might and could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


           Signature                      Title                    Date

/s/  Jeffrey B. O'Neill       Chief Executive Officer,        November 24, 1998
-------------------------     President and Director
Jeffrey B. O'Neill            (Principal Executive Officer)



/s/  Brian R. Thompson        Chief Financial Officer and     November 24, 1998
--------------------------    Secretary (Principal
Brian R. Thompson             Financial Officer and
                              Accounting Officer)


/s/  Jeffrey J. Brown         Chairman of the Board,          November 24, 1998
---------------------------   Assistant Secretary and
Jeffrey J. Brown              Director


/s/  Nicholas B. Binkley      Director                        November 24, 1998
---------------------------
Nicholas B. Binkley


                                       II-4



/s/  Douglas R. Wolter
---------------------------   Director                        November 24, 1998
Douglas R. Wolter


/s/  Keith R. Fox                                             November 24, 1998
---------------------------   Director
Keith R. Fox


/s/  W. Scott Hedrick
---------------------------   Director                        November 24, 1998
W. Scott Hedrick


---------------------------   Director                        November 24, 1998
Peter W. Mullin


---------------------------   Director                        November 24, 1998
John G. McDonald


/s/  Gregory J. Forrest       Director                        November 24, 1998
---------------------------
Gregory J. Forrest

                                                 February 11, 1999

                                  INDEX TO EXHIBITS


   SEQUENTIALLY                                                                             SEQUENTIALLY
     NUMBERED                                                                                 NUMBERED
      EXHIBIT                              DESCRIPTION                                          PAGE
   ------------                            -----------                                      ------------
                 5.1     Opinion of Riordan & McKinzie       . . . . . . . . . . . . . . .

                23.1     Consent of Deloitte and Touche LLP      . . . . . . . . . . . . .

                23.2     Consent of Riordan & McKinzie (included in Exhibit 5.1)     . . .

                24.1     Power of Attorney with respect to the Company (see page II-4) . .

___________________


                                       II-6